March 25, 2005

Chembio Diagnostics, Inc. 3661 Horseblock Road, Suite A Medford, NY 11763

Ladies and Gentlemen:

We have acted as counsel for Chembio Diagnostics, Inc. a Nevada corporation (the “Company”), in connection with preparation of the Company’s Registration Statement on Form SB-2 (the “Registration Statement”) filed by the Company on the date hereof under the Securities Act of 1933, as amended, concerning registration of the transfer of 19,439,756 shares of the Company’s $.01 par value common stock (the “Common Stock”) by certain stockholders of the Company (the “Selling Stockholders”).

We have examined the Articles of Incorporation, as amended, and the Bylaws of the Company and the record of the Company’s corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the legal capacity of all natural persons, genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that, upon conversion, in accordance with their terms, of the Series A Preferred Stock, the Series B Preferred Stock, and options and warrants which are convertible into a portion of the Common Stock to be transferred by the Selling Stockholders, the shares of Common Stock being transferred by the Selling Stockholders as described in the Registration Statement have been legally issued and are fully paid and non-assessable shares of the Company’s Common Stock.

We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering, including with respect to the issuance of securities offered in the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

Very truly yours,
PATTON BOGGS LLP